                                                                   Exhibit 10.1


                                 LOAN AGREEMENT


         This LOAN AGREEMENT is dated as of July 20, 1998, between CYGNET FINANCIAL CORPORATION, a Delaware corporation (the "Company"); and each lender signatory hereto (each a "Lender," and collectively the "Lenders").

         WHEREAS, each Lender has agreed to make a loan to the Company in the amount of its respective Commitment (as defined herein) upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         I.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Commitment" means the amount of Five Million Dollars ($5,000,000).

                  "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time in accordance with the terms hereof.

                  "Assignee" has the meaning specified in Section 8.06(a).

                  "Attorney Costs" means and includes all fees and disbursements of any other external or in-house counsel.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Phoenix, Arizona, New York, Chicago or Los Angeles are authorized or required by law to close.

                  "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

                  "Capital Lease Obligations" means any rental obligation which, in accordance with GAAP, is capitalized on the books of the Company (a "Capital Lease"), taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 3.01 are satisfied or waived by all Lenders, which is anticipated to be on or before July 20, 1998.


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                  "Code" means the Internal Revenue Code of 1986 and any
         regulations promulgated thereunder.

                  "Commitment" means with respect to each Lender, the amount set forth opposite its name on the signature pages to this Agreement.

                  "Company Warrants" means the warrants issued to each of the Lenders pursuant to the Company Warrant Agreement.

                  "Company Warrant Agreement" means either the Warrant Agreement in the form of the Warrant Agreement Form, providing for the issuance of Company Warrants to the Lenders to acquire 115,000 shares of the Company's Common Stock on the terms in the Warrant Agreement Form and the following additional terms:

                  Warrant Price                               $ 8.40

                  Redemption Amount                           $13.44

                  "Company Warrant Event" means the occurrence of the Split-Up prior to December 31, 1998.

                  "Debt" means any Obligation for borrowed money, including the indebtedness portion of any Capitalized Lease Obligations.

                  "Debt to Tangible Net Worth Ratio" means the debt-to-equity ratio of the Company (or UDC, if applicable), calculated in accordance with GAAP by comparing total Debt to Tangible Net Worth.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

                  "Event of Default" means any of the events or circumstances specified in Section 7.01.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


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                  "Insolvency Proceeding" means, with respect to any Person, (a)
         any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors.

                  "Lender" and "Lenders" have the meanings specified in the introductory clause hereto.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under, or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

                  "Loan" means an individual term loan made by each Lender in the amount of each Lender's respective Commitment pursuant to Article II.

                  "Loans" mean all of the term loans by the Lenders to the Company pursuant to Article II.

                  "Loan Documents" means this Agreement, the Notes, the UDC Guaranty, the Company Warrant Agreement (or, in the alternative, if applicable, the UDC Warrant Agreement), the Company Warrants (or, in the alternative, if applicable, the UDC Warrants) and all other documents delivered to any of the Lenders in connection therewith.

                  "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company (or UDC prior to the Split-Up) taken as a whole, (b) the ability of the Company or UDC to perform under any Loan Document and avoid any Event of Default, or (c) the legality, validity, binding effect or enforceability of any Loan Document.

                  "Maturity Date" means July 20, 2001.

                  "Notes" shall mean the promissory notes, dated as of the Closing Date, substantially in the form of Exhibit A annexed hereto, issued by the Company to the order of the Lenders evidencing the obligation of the Company to repay the Loans.

                  "Obligations" mean all Loans and other Debt, advances, debts, liabilities, obligations, covenants and duties owing by the Company or UDC to any Person, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other loan document, or out of any other agreement or understanding, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.


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                  "Operating Lease" means, as applied to any Person, any lease of property which is not a Capital Lease.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority.

                  "Pro-Rata Basis" means pro-rata as to the Lenders based on the unpaid principal balance of each Lender's Loan.

                  "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  "SEC" means the Securities and Exchange Commission, or any successor thereto.

                  "Split-Up" means (i) the transfer and sale by UDC of the assets and liabilities constituting its non-dealership operations (i.e., substantially all third-party servicing, dealer finance and insurance operations) to the Company (such assets and liabilities having an anticipated appraised value of approximately $50 million) in exchange for $40 million of the Company's Series A Preferred Stock and the balance in cash, which shall be not less than $10 million; and (ii) the further capitalization of the Company through the consummation of a rights offering to UDC's shareholders raising not less than $24,000,000.

                  "Subordinated Debt" means the unsecured Obligation which by its express terms is subordinated in right of payment to any other unsecured Obligation of the Company.

                  "Tangible Net Worth" means the total of the Company's shareholders' equity (including capital stock (including preferred stock), additional paid-in capital, and retained earnings), less (i) the total amount of loans and debts due from Affiliates, excluding wholly-owned subsidiaries, shareholders, officers, or employees of the Company, and (ii) the total amount of any intangible assets and goodwill as determined in accordance with GAAP.

                  "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

                  "UDC" means Ugly Duckling Corporation, a Delaware corporation, provided that any terms herein relevant to UDC shall terminate and be deleted herefrom upon release of UDC from the UDC Guaranty pursuant to
         Section 11 of the UDC Guaranty.

                  "UDC Guaranty" means the Payment Guaranty executed by UDC in the form attached hereto as Exhibit B, provided that any terms herein relevant to the UDC Guaranty shall terminate and be deleted herefrom upon release of UDC from the UDC Guaranty pursuant to Section 11 of the UDC Guaranty..

                  "UDC Market Price" means the average Daily Market Price (as defined in Section 10(e) of the Warrant Agreement Form) per share of the Common Stock of UDC for the twenty (20) consecutive trading days prior to the Warrant Date.

                  "UDC Warrants" means the warrants issued to each of the Lenders pursuant to the UDC Warrant Agreement.


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                  "UDC Warrant Agreement" means the Warrant Agreement in the form of the Warrant Agreement Form, providing for the issuance of UDC Warrants to the Lenders to acquire 115,000 shares of UDC's Common Stock on the terms in the Warrant Agreement Form and the following additional terms:

                  Warrant Price          120% of UDC Market Price

                  Redemption Amount      160% of Warrant Price Computed Above

                  "UDC Warrant Event" means December 31, 1998, but only if (i) the Loans have not been paid in full; (ii) the Company Warrant Event has not occurred; and (iii) the Company Warrants are not issued prior to December 31, 1998.

                  "Warrant Agreement Form" means the form of Warrant Agreement attached hereto as Exhibit C.

                  "Warrant Date" means the date of the applicable Company Warrants or the UDC Warrants are issued in a timely manner pursuant to
         Section 2.08 hereof.

         I.2 Other Interpretive Provisions.

                  Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

         (a) The Agreement. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

         (b)      Certain Common Terms.

                  (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation".

                  (iii) The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or".

         (c) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall


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be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

         (d) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

         (e) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (f) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         (g) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         (h)      Accounting Principles.

                  (i) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (ii) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company or UDC, as applicable.

                                   ARTICLE II.

                                    THE LOAN

         II.1     Amount and Notes.

                  Each Lender shall make its respective Loan to the Company in the amount of its Commitment in a single advance to be disbursed on the Closing Date. The Company has authorized the issuance of the Notes in the aggregate principal amount of Five Million Dollars ($5,000,000). On the Closing Date, the Company shall issue and deliver to each Lender a Note in the principal amount equal to such Lender's Commitment, payable to the order of such Lender, substantially in the form of Exhibit A to this Agreement. The Notes will evidence the principal amount of each Loan together with interest accrued and unpaid thereon.

         II.2     Interest.

                  (a) Each Loan shall accrue interest on the outstanding principal amount thereof for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at a rate per annum equal to 12%.

                  (b) Accrued interest shall be paid quarterly in arrears on (i) March 31, June 30, September 30 and December 31 of each year; and (ii) on the Maturity Date. Accrued and unpaid


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interest shall also be paid on the date of any prepayment of the Loans pursuant to Section 2.03 for the portion of the Loans so prepaid and upon prepayment in full thereof.

                  (c) While any Event of Default exists and is continuing or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of the Loans then unpaid, at a rate per annum equal to 18%.

                  (d) The Company agrees to pay an effective contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided herein, plus all other fees, charges and costs that may be deemed or determined to be interest. Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

         II.3 Optional Prepayments. The Company may, at any time or from time to time, upon at least ten (10) Business Days' prior written notice to each of the Lenders, prepay pro rata the Loans in whole or in part, without penalty or premium. Such notice of prepayment shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment on a Pro-Rata Basis and each Lender's pro-rata share thereof and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid.

         II.4 Computation of Fees and Interest. All computations of fees and interest under this Agreement shall be made on the basis of a 365-day year.

         II.5     Payments by the Company.

                  (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, deduction, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made either (i) to the Lenders at each of the Lender's respective offices as set forth on the applicable signature pages hereof, or (ii) by wire transfer to each lender pursuant to the wire instructions set forth on Schedule 2.01(a) or such other wire instructions provided to the Company in writing, in U.S. dollars and in immediately available funds, no later than 1:30 p.m. Phoenix, Arizona time on the date specified herein. Any payment which is received by the applicable Lender later than 1:30 p.m. (Phoenix, Arizona time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         II.6 Sharing of Payments, Etc. All principal payments shall be made to the Lenders on a Pro-Rata Basis.

         II.7 Priority of Payments; Subordination. Notwithstanding anything in this Agreement to the contrary, the payment of principal and interest under this Agreement on the Loans is expressly


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subordinated for all purposes to any Obligations now in existence or later incurred by the Company other than Subordinated Debt; and each of the Lenders will, upon request of any institution or Person that is an obligee of any Obligation now in existence or incurred by the Company in the future, execute and deliver an agreement of subordination in form mutually satisfactory to each of the Lenders and such institution or Person, the tenor of which shall be to effectuate the terms of this Section.

         II.8 Warrants. If the Company Warrant Event occurs prior to the UDC Warrant Event, then the Company shall, not later than three (3) Business Days after the Company Warrant Event, but in no event later than the UDC Warrant Event, execute and deliver the Company Warrant Agreement and issue the Company Warrants. If the UDC Warrant Event shall occur prior to the issuance of the Company Warrants, then the Company Warrants shall not be issued and the Company shall cause UDC to execute and deliver the UDC Warrant Agreement and issue the UDC Warrants not later than January 5, 1999. The Lenders shall fully cooperate in the Company's (and UDC's, pursuant to the UDC Guaranty) performance of this
Section 2.08.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

         III.1 Conditions of Loans to the Company. The obligation of each Lender to fund its Loan to the Company hereunder is subject to the condition that the Lenders shall have received on or before the Closing Date, in form and substance satisfactory to each Lender and their respective counsel and in sufficient copies for each Lender, all of the following:

                  (a) Loan Agreement. This Agreement executed by the Company and each Lender;

                  (b)      Resolutions: Incumbency - Company.

                           (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered by the Company hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                           (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by the Company hereunder;

                  (c)      Resolutions: Incumbency - UDC.

                           (i) Copies of the resolutions of the board of directors of UDC approving and authorizing the execution, delivery and performance by UDC of the UDC Guaranty, the UDC Warrant Agreement and the UDC Warrants, certified as of the Closing Date by the Secretary or an Assistant Secretary of UDC; and

                           (ii) A certificate of the Secretary or Assistant Secretary of UDC certifying the names and true signatures of the officers of UDC authorized to execute, deliver and perform, as applicable, the UDC Guaranty, the UDC Warrant Agreement and the UDC Warrants;


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
                  (d) Articles of Incorporation: Bylaws and Good Standing. Each of the following documents:

                           (i) the certificate of incorporation of each of the Company and UDC as in effect on the Closing Date, certified by the Secretary of State of the state of Delaware as of a recent date and by the Secretary or Assistant Secretary of the Company, and UDC respectively, as of the Closing Date, and the Bylaws of each of the Company and UDC as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company, and UDC respectively, as of the Closing Date, and

                           (ii) a good standing certificate for each of the Company and UDC from the Secretary of State of Delaware.

                  (e)      Notes. The Notes, executed by the Company.

                  (f)      UDC Guaranty. The UDC Guaranty, executed by UDC.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Lender as of the date hereof and as of the Closing Date that:

         IV.1 Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, the Company has the corporate power to own its property and to carry on its business as now being conducted, and the Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         IV.2 Financial Statements. The Company has provided to the Lenders copies of the following audited financial statements: a balance sheet of UDC as of December 31, 1997 and March 31, 1998, and statements of income and cash flows for the fiscal year ended December 31, 1997 and for the fiscal quarter ending March 31, 1998. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company required to be shown in accordance with GAAP. The balance sheet fairly presents the condition of the Company as at the date thereof, and the statements of income and cash flows fairly present the results of the operations of the Company for the periods indicated. There has been no change in the business, condition (financial or otherwise) or operations of the Company since December 31, 1997 or March 31, 1998, which could reasonably be expected to have a Material Adverse Effect.

         IV.3 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company or UDC, threatened against the Company or UDC or any properties or rights of the Company or UDC, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any Material Adverse Effect.


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         IV.4 Outstanding Obligations. After giving effect to the transactions contemplated hereby and Obligations incurred in the ordinary course of business, neither the Company nor UDC have any Obligations outstanding except Obligations disclosed in the financial statements provided pursuant to Section 4.02 and except as disclosed in Schedule 4.04 attached hereto. There exists no default (or, to the knowledge of the Company or UDC, any event or condition that, with the passage of time, would constitute a default) under the provisions of any instrument evidencing such Obligations or of any agreement relating thereto.

         IV.5 Taxes. The Company and UDC have filed all Federal, State and other income tax returns which, to the best knowledge of the officers of the Company and UDC, are required to be filed, and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         IV.6 Conflicting Agreements and Other Matters. Neither the Company nor UDC is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the other Loan Documents, nor fulfillment of nor compliance with the terms and provisions hereof and of the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of either the Company or UDC pursuant to, the Certificate of Incorporation or Bylaws of the Company or UDC, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or UDC is subject. Neither the Company nor UDC is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or UDC, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by this Agreement or the Notes.

         IV.7 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or UDC to be incurred with respect to any plan (other than a multiemployer plan) by the Company or UDC which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor UDC has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would be materially adverse to the Company or UDC. The execution and delivery of this Agreement and the other Loan Documents will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. For the purpose of this Section 4.09, the term "plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or UDC or by any trade or business, whether or not incorporated, which, together with the Company or UDC, is under common control, as described in section 414(b) or (c) of the Code; and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).


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
         IV.8 Governmental Consent. Neither the nature of the Company's nor UDC's business, nor any of their respective properties, nor any relationship between the Company or UDC and any other Person, nor any circumstance in connection with the making of the Loans or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any Governmental Authority that has not previously been made or taken and to which all applicable waiting periods have expired.

         IV.9 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Lender by or on behalf of the Company or UDC in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or UDC which has had a Material Adverse Effect or in the future could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or disclosed in the Company's filings with the SEC, or in the other documents, certificates and statements furnished to any Lender by or on behalf of the Company or UDC prior to the date hereof in connection with the transactions contemplated hereby.

         IV.10 Possession of Franchises, Licenses, etc. The Company and UDC possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and neither the Company nor UDC are in violation of any thereof in any material respect.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, unless the Lenders waive compliance in writing:

         V.1 Financial Statements. The Company shall deliver to each of the Lenders in form and detail satisfactory to each of the Lenders:

                  (a) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it (or UDC) files with the SEC (or any governmental body or agency succeeding to the functions of the SEC); and

                  (b) with reasonable promptness, such other financial data as the Lenders may reasonably request, subject to the Company's right to maintain confidentiality of any financial information to the extent necessary to comply with applicable securities laws.

         V.2 Certificates; Other Information. Within 60 days after the end of each quarterly period (other than the fourth quarterly period) in each fiscal year and within 105 days after the end of each fiscal year, the Company shall deliver to each Lender a certificate of a Responsible Officer setting forth (except to the extent specifically set forth in any financial statements filed within such periods with the SEC):

                  (a) sufficient information (including detailed calculations reasonably satisfactory to the Lenders) to establish whether the Company (or UDC, if applicable) is in compliance with the requirements of Sections 6.01; and

                  (b) a statement that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, specifying:

                           (i)   the nature thereof;

                           (ii)  the period of existence thereof; and

                           (iii) what action the Company proposes to take with
respect thereto.

         V.3 Default Disclosure. The Company shall forthwith, upon a Responsible Officer of the Company obtaining knowledge of an Event of Default or Default, promptly deliver to each Lender a Certificate of a Responsible Officer specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees that, so long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, unless the Lenders waive compliance in writing:

         VI.1 Debt to Tangible Net Worth Ratio. Prior to the Split-Up, UDC's Debt to Tangible Net Worth Ratio shall not exceed 2.1 to 1.0, calculated as of the end of each quarterly period in each fiscal year. After the Split-Up, the Company shall not permit the Company's Debt to Tangible Net Worth Ratio to exceed 3.0 to 1.0, calculated as of the end of each quarterly period in each fiscal year.

         VI.2 Terms of Subordinated Debt. The Company shall not enter into any agreement (oral or written) which could in any way be construed as amending, modifying, altering, changing or terminating any one or more provisions relating to the Subordinated Debt to the extent that such amendment, modification, alteration, change or termination would subordinate the payment of interest on or principal of the Loans to the payment of principal and interest relating to the Subordinated Debt.


                                  ARTICLE VII.

                                EVENTS OF DEFAULT

         VII.1 Event of Default. Any of the following shall constitute an "Event of Default."

                  (a) The Company defaults in the payment of any principal of the Loan when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (b) The Company defaults in the payment of any interest on the Loan when the same shall become due and such default continues for a period of five Business Days; or

                  (c) The Company fails to make any payment when due with respect to any Obligation of the Company (other than an obligation payable hereunder), or any breach, default or event of default shall occur, or any other conditions shall exist under any instrument, agreement or indenture pertaining to such Obligation, if the holder or holders of such Obligation accelerate the maturity of any such Obligation or require a redemption or other repurchase of such Obligation and such failure relates to the acceleration or redemption of an amount in excess of $10 million and such acceleration continues for a period of five Business Days; or

                  (d) Any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (e) The Company fails to perform or observe any covenant or agreement contained in Article VI hereof; or

                  (f) The Company fails to perform or observe any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after receipt of notice thereof from any Lender; or

                  (g) The Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (h) Any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  (i) The Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

                  (j) Any such petition or application referenced in clause (i) above is filed, or any such proceedings referenced in clause (i) above are commenced against the Company, and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (k) Any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (l) Any order, judgment or decree is entered in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of assets representing a substantial part, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (m) Guarantor (i) is unable or admits in writing Guarantor's inability to pay Guarantor's monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for Guarantor or the property of Guarantor or any part thereof, or in the absence of such application, consent or acquiescence, a trustee, receive or other custodian is appointed for Guarantor or the property of Guarantor or any part thereof, and such appointment is not discharged within 60 days, or (iv) contests the validity or unenforceability of the UDC Guaranty.

                  (n) The Occurrence of an Event of Default under the UDC Guaranty.

then (a) if such event is an Event of Default specified in any of clauses (g) through (l) of this Section 7.01 with respect to the Company or clauses (m) or
(n) of this Section 7.01 with respect to UDC, all of the Loans at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is any other Event of Default, any Lender may, by notice in writing to the Company, declare all of such Lender's Loan to be, and all of such Lender's Loan shall thereupon be and become, immediately due and payable together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         VII.2 Other Remedies. If any Event of Default or Default shall occur and be continuing, each Lender may proceed to protect and enforce its rights under this Agreement by exercising such remedies as are available to such Lender in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Lenders is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         VIII.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Lenders and the Company, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         VIII.2   Notices.

                  (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that, any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed, telecopied or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as to the Company or each of the Lenders, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Company and each of the Lenders.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next day) delivery, transmitted by facsimile machine, respectively, or if delivered, upon delivery.

         VIII.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         VIII.4 Costs and Expenses. The Company shall, following consummation of the transactions contemplated hereby:

                  (a) pay or reimburse each Lender within ten (10) Business Days after demand for all reasonable costs and expenses incurred by each Lender in connection with any amendment, supplement, waiver or modification to this Agreement, any other Loan Document and any other documents prepared in connection therewith, including the reasonable Attorney Costs incurred by any Lender with respect thereto; and

                  (b) pay or reimburse each Lender within ten (10) Business Days after demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by any Lender.

         VIII.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         VIII.6   Assignment, Participations, etc.

                  (a) Any Lender may, with the written consent of the Company (which consent shall be obtained prior to such Lender's delivery of any information (including financial information) to any Assignee (as hereinafter defined) relating to an assignment of such Lender's rights and obligations under the Loan Documents, at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more person or entity (provided, that, no written consent of the Company shall be required in connection with any assignment and delegation by a Lender to a Lender Affiliate of such Lender) (each an "Assignee") all (but no less than all) of its interest in the Loan and the other rights and obligations of such Lender hereunder, provided, however, that, the Company and each other Lender may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Company by such Lender and the Assignee.

                  (b) From and after the date that such Lender notifies the Company of such assignment and the Company consents to such assignment, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it by such Lender, shall have the rights and obligations of such Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Immediately after compliance with the conditions contained in Sections 8.06(a) and (b) with respect to any Lenders making an assignment or delegation to an eligible Assignee, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Loans arising therefrom.

         VIII.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Lenders.

         VIII.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         VIII.9 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company and the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         VIII.10 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         VIII.11 Governing Law.

                 THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA; AND (B) THE VALIDITY OF THIS AGREEMENT AND THE NOTES, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, ALL CLAIMS MADE IN CONNECTION THEREWITH, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         VIII.12 Waiver of Jury Trial.

                 THE COMPANY AND THE LENDERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE LENDERS HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. A COPY OF THIS SECTION 8.12 MAY

BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL.

         VIII.13 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company and the Lenders and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Company (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Lenders pursuant to the Loan Documents.

         VIII.14 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Lenders, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Company merely because of the Company's involvement in the preparation of such documents and agreements.

                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            CYGNET FINANCIAL CORPORATION

                            By: /s/ Steven P. Johnson
                               -------------------------------
                                 Steven P. Johnson
                                 Senior Vice President and General Counsel

                                     Address for notices:

                                     Ugly Duckling Corporation
                                     2525 East Camelback Road, Suite 1150
                                     Phoenix, Arizona 85016
                                     Attn: Steven P. Johnson, Esq., Senior Vice
                                           President and General Counsel
                                     Telephone: (602) 852-6605
                                     Telecopy:  (602) 852-6696


Commitment:  $1,300,000     ARBCO ASSOCIATES, L.P.

                            By: KAIM Non-Traditional, L.P.
                            Its: General Partner

                            By: Kayne Anderson Investment Management, Inc.
                            Its: General Partner

                            By: /s/ Robert V. Sinnott
                               -----------------------------------
                            Title: Vice President

                                     Address for notices:
                                     1800 Avenue of the Stars, Suite 200
                                     Los Angeles, CA 90067

                                     Attn:    ___________________
                                     Telephone:  (310) 284-6483
                                     Telecopy :  (310) 284-6444

Commitment:  $1,200,000         KAYNE ANDERSON NON-TRADITIONAL
                                INVESTMENTS, L.P.

                                By: Kayne Anderson Non-Traditional, L.P.
                                Its: General Partner

                                By: Kayne Anderson Investment Management, Inc.
                                Its: General Partner

                                By: /s/ Robert V. Sinnott
                                    --------------------------------
                                Name: Robert V. Sinnott
                                      ------------------------------
                                Title: VP
                                       -----------------------------

                                         Address for notices:
                                         1800 Avenue of the Stars, Suite 200
                                         Los Angeles, CA 90067

                                         Attn:
                                               ----------------------
                                         Telephone: (310) 284-6438
                                         Telecopy:  (310) 284-6444



Commitment:  $1,200,000         OFFENSE GROUP ASSOCIATES, L.P.

                                By: Kayne Anderson Non-Traditional, L.P.
                                Its: General Partner

                                By: Kayne Anderson Investment Management, Inc.
                                Its: General Partner

                                By: /s/ Robert V. Sinnott
                                    -------------------------------
                                Name: Robert V. Sinnott
                                      -----------------------------
                                Title:
                                       ----------------------------

                                         Address for notices:
                                         1800 Avenue of the Stars, Suite 200
                                         Los Angeles, CA 90067

                                         Attn:
                                               --------------------
                                         Telephone: (310) 284-6483
                                         Telecopy : (310) 284-6444

Commitment:  $600,000         OPPORTUNITY ASSOCIATES, LIMITED PARTNER-
                              SHIP

                              By: Kayne Anderson Non-Traditional, L.P.
                              Its: General Partner

                              By: Kayne Anderson Investment Management, Inc.
                              Its: General Partner

                              By: /s/ Robert V. Sinnott
                                 ----------------------------
                              Name: Robert V. Sinnott
                              Title: Vice President

                                       Address for notices:
                                       1800 Avenue of the Stars, Suite 200
                                       Los Angeles, CA 90067

                                       Attn:    _____________________
                                       Telephone: (310) 284-6438
                                       Telecopy:  (310) 284-6444



Commitment:  $700,000         NORTH POINTE FINANCIAL SERVICES, INC.

                              By: /s/ John H. Berry
                                 ----------------------------
                              Name: John H. Berry
                              Title: Chief Financial Officer

                                       Address for notices:
                                       1800 Avenue of the Stars, Suite 200
                                       Los Angeles, CA 90067

                                       Attn:    _____________________
                                       Telephone: (310) 284-6438
                                       Telecopy:  (310) 284-6444

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE


Original Face Amount:  $____________

Maker:            CYGNET FINANCIAL CORPORATION, a Delaware corporation
Dated as of:      July 20, 1998



                  (a) PROMISE TO REPAY. FOR VALUE RECEIVED, CYGNET FINANCIAL CORPORATION, a Delaware corporation ("Maker"), promises to pay to _____________________ ("Payee"), or order, the principal sum of
_________________ Dollars ($________) or such lesser amount as shall equal the outstanding amount of the loan (the "Loan") made by Payee to Maker, pursuant to
Section 2.01 of that certain Loan Agreement, dated as of July 20, 1998, entered into between Maker and each of Payee and the other Lenders named therein (the "Loan Agreement").

                  (b) DEFINED TERMS. Any and all initially capitalized terms used herein shall have the meaning ascribed thereto in the Loan Agreement, unless specifically defined herein. The term "or" as used in this Note has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." This Promissory Note (this "Note") is one of the promissory notes defined in the Loan Agreement as the "Notes" and is subject to, and entitled to the benefits of, the terms and provisions of the Loan Agreement.

                  (c)      PAYMENTS OF PRINCIPAL AND INTEREST.

                           (a)      Maker hereby promises to make payments of
principal and interest with respect to the Loan evidenced hereby at the rates and times, and in the amounts, and in all other respects in the manner as provided in the Loan Agreement.

                           (b)      As more fully set forth in the Loan
Agreement, Maker shall not be obligated to pay, and the holder of this Note shall not be obligated to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum nonusurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by Payee in connection with the Loan Agreement, this Note, the other Loan Documents, or any other documents executed in connection herewith or therewith.

                  (d) PREPAYMENTS. Maker may prepay the principal balance due under this Note, in whole or in part, without penalty or premium, only in accordance with the provisions of the Loan Agreement.

                  (e) APPLICATION OF PAYMENTS. All payments (including prepayments) made hereunder shall be applied first to accrued and unpaid interest and then to principal.

                  (f) TIME AND PLACE OF PAYMENTS. All principal and interest due hereunder is payable in U.S. Dollars in immediately available funds at either
(i) Payee's office located at 1800 Avenue of the Stars, Suite 200, Los Angeles, California 90067 (or at such other office as may be designated from time to time by Payee), or (ii) by wire transfer pursuant to
Section 2.05(a) of the Loan Agreement, not later than 1:30 p.m., Phoenix, Arizona time, on the date of payment.

                  (g) WAIVERS. Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, demand, protest, notice (except as required by the Loan Agreement), and all other requirements of any kind, in connection with the enforcement or collection of this Note.

                  (h) ACCELERATION AND WAIVER. IT IS EXPRESSLY AGREED THAT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS SPECIFIED IN SECTIONS 7.01(g) THROUGH
(L) OF THE LOAN AGREEMENT, THE UNPAID PRINCIPAL BALANCE OF AND ANY ACCRUED AND UNPAID INTEREST UNDER THIS NOTE SHALL AUTOMATICALLY BECOME IMMEDIATELY DUE AND PAYABLE PURSUANT TO THE TERMS OF THE LOAN AGREEMENT, AND, UPON THE OCCURRENCE OF ANY OTHER EVENT OF DEFAULT SPECIFIED IN SECTION 7.01 OF THE LOAN AGREEMENT, THE UNPAID PRINCIPAL BALANCE OF ANY ACCRUED AND UNPAID INTEREST UNDER THIS NOTE MAY, BY NOTICE IN WRITING TO MAKER, BE DECLARED TO BE IMMEDIATELY DUE AND PAYABLE PURSUANT TO THE TERMS OF THE LOAN AGREEMENT, WITHOUT PRESENTMENT, DEMAND, PROTEST, NOTICE (EXCEPT AS REQUIRED THE LOAN AGREEMENT), OR OTHER REQUIREMENTS OF ANY KIND, ALL OF WHICH AR HEREBY EXPRESSLY WAIVED BY MAKER.

                  (i) ATTORNEYS' FEES. In the event it should become necessary to employ counsel to collect or enforce this Note, Maker agrees to pay the reasonable attorneys' fees and costs (including those of in-house counsel) of the holder hereof, irrespective of whether suit is brought, to the extent and as provided in the Loan Agreement.

                  (j) AMENDMENTS. This Note may not be changed, modified, amended, or terminated except by a writing duly executed by Maker and the holder hereof.

                  (k) HEADINGS. Section headings used in this Note are solely for convenience of reference, shall not constitute a part of this Note for any other purpose, and shall not affect the construction of this Note.

                  (l) GOVERNING LAW. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN
AGREEMENT: (a) THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA; AND (b) THE VALIDITY OF THIS NOTE AND THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (m) WAIVER OF TRIAL BY JURY. MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF MAKER, AND PAYEE, WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT IT MAY LEGALLY DO SO, MAKER HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT PAYEE MAY FILE AN

ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Dated as of July 20, 1998.

                            CYGNET FINANCIAL CORPORATION,
                            a Delaware corporation


                            By:
                            Name:    Steven P. Johnson
                            Title:   Senior Vice President and
                                     General Counsel

                                    EXHIBIT B

                         __________________ CORPORATION

                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT (the "Agreement"), dated as of [INSERT WARRANT DATE], is between ___________________ CORPORATION, a Delaware corporation (the "Company"), and each of the Lenders (as defined below).

         WHEREAS, [CYGNET FINANCIAL CORPORATION/THE COMPANY] has entered into a Loan Agreement dated as of July 20, 1998 (the "Loan Agreement"), by and among [CYGNET FINANCIAL CORPORATION/THE COMPANY] and the lenders named therein (the "Lenders"), pursuant to which the Lenders will make term loans to [CYGNET FINANCIAL CORPORATION/THE COMPANY], all as set forth in, and subject to the terms and conditions of, the Loan Agreement; and

         WHEREAS, as a condition precedent to the execution and delivery of the Loan Agreement, the Company has agreed, under certain circumstances, to issue to the Lenders warrants (the "Warrants") to purchase shares of common stock, $.001 par value per share ("Common Stock"), of the Company, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:

         Section 1.        ISSUANCE OF WARRANTS AND FORM OF WARRANTS.

         (a) Subject to the terms and conditions hereof, the Company shall issue to the Lenders and the Lenders shall accept from the Company, 115,000 Warrants substantially in the form of Exhibit A hereto. Each Lender shall be issued the number of Warrants set forth beside such Lender's name on the signature pages hereto.

         (b) Each Warrant shall entitle the registered holder of the certificate representing such Warrant to purchase upon the exercise thereof one share of Common Stock, subject to the adjustments provided for in Section 8 hereof, at any time until the later of (i) 1:30 p.m., Phoenix, Arizona time, on [INSERT THIRD ANNIVERSARY OF WARRANT DATE] or (ii) such time as the Notes issued pursuant to the Loan Agreement have been paid in full, unless earlier redeemed pursuant to Section 10 hereof.

         (c) The Warrant certificates shall be in registered form only. Each Warrant certificate shall be dated as of the date of issuance thereof (whether upon initial issuance or upon transfer or exchange), and shall be executed on behalf of the Company by the manual signature of its President or a Vice President, and attested to by the manual signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company.

         Section 2. EXERCISE OF WARRANTS, DURATION AND WARRANT PRICE. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as provided in such Warrant certificates, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of shares of Common Stock or other securities to which the Warrants represented by such certificates are at the time entitled hereunder.

         (a) Each Warrant not exercised by its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on such date.

         (b) A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company with the subscription form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Company of the Warrant Price (as hereinafter defined) for the number of shares of Common Stock or other securities as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash, or by certified check or bank draft payable in United States currency to the order of the Company.

         (c) Subject to adjustment in accordance with Section 8 hereof, the price per share of Common Stock at which each Warrant may be exercised (the "Warrant Price") shall be [INSERT WARRANT PRICE].

         (d) Subject to the further provisions of this Section 2 and of Section 5 hereof, upon surrender of Warrant certificates and payment of the Warrant Price, the Company shall issue and cause to be delivered, as promptly as practicable to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, subject to applicable securities laws, a certificate or certificates for the number of securities so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All shares of Common Stock or other such securities issued upon the exercise of a Warrant shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and other encumbrances.

         (e) Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price. The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the expiration date of the Warrant certificate, a new Warrant certificate or certificates will be issued to such registered holder for the remaining number of securities specified in the Warrant certificate so surrendered.

         Section 3.        COUNTERSIGNATURE AND REGISTRATION.

         (a) The Company shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the Lenders in accordance with Section 1 hereof.

         (b) Prior to due presentment for registration of transfer of any Warrant certificate, the Company may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Section 4.        TRANSFER AND EXCHANGE OF WARRANTS.

         (a) The Company shall register the transfer, from time to time, of any outstanding Warrant or portion thereof upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants so transferred shall be issued to the transferee and the surrendered Warrant certificate shall be canceled by the Company. In the event that only a portion of a Warrant is transferred at any time, a new Warrant certificate representing the remaining portion of the Warrant will also be issued to the transferring holder. Notwithstanding anything to the contrary herein, no transfer or exchange may be made except in compliance with applicable securities laws and Section 12 hereof.

         (b) Warrant certificates may be surrendered to the Company, together with a written request for exchange, and thereupon the Company shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

         (c) The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

         (d) No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

         Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance or delivery of the shares of Common Stock or other securities issuable upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant certificate or certificates for shares of Common Stock in a name other than registered holder of Warrants in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         Section 6. MUTILATED OR MISSING WARRANTS. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company may prescribe.

         Section 7.        RESERVATION OF COMMON STOCK.

         (a) There have been reserved, and the Company shall at all times keep reserved, out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding or issuable upon exercise, and the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

         (b) The Company will supply such transfer agent with duly executed certificates and will provide or otherwise make available any cash as provided in Section 9 of this Agreement. All Warrant certificates surrendered in the exercise thereby evidenced shall be canceled by the Company. After the expiration date of the Warrants, no shares of Common Stock shall be subject to reservation in respect of such Warrants.

         Section 8. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         8.1 ADJUSTMENTS. The number of shares of Common Stock or other securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) If the Company (i) pays a dividend in Common Stock or makes a distribution in Common Stock or shares convertible in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) issues, by reclassification of its Common Stock, other securities of the Company, then the number and kind of shares of Common Stock or other securities purchasable upon exercise of a Warrant immediately prior thereto will be adjusted so that the holder of a Warrant will be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned and would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) If the Company issues or sell any shares of Common Stock or any rights or warrants to purchase shares of Common Stock or securities convertible into Common Stock at a price per share of Common Stock that is less than 90% of the Daily Market Price (as defined in Section 10(e) hereof) of the Common Stock as of the trading day immediately preceding (or the same day if trading has been completed for such day) of such issuance or sale, the Warrant Price shall be reduced by multiplying the Warrant Price in effect on the date of issuance of such shares, warrants, rights or convertible securities by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase or issuable on conversion, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares so offered, issued or issuable, or, with respect to convertible securities, the aggregate consideration received or to be received by the Company for the convertible securities, would purchase at such Daily Market Price. Such adjustment shall be made successively whenever such shares, rights, warrants or convertible securities are issued and shall become effective immediately after the date of such issuance. However, upon the expiration of any right or warrant to purchase Common Stock or conversion right, the issuance of which resulted in an adjustment in the Warrant Price, if any such right, warrant or conversion right shall expire and shall not have been exercised, the Warrant Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 8.1(b) after the issuance of such rights, warrants or convertible securities) had the adjustment of the Warrant Price upon the issuance of such rights, warrants or convertible securities been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised or the conversion of the convertible securities actually converted.

                  (c) If the Company distributes to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of earned surplus and made in the ordinary course of business) or rights to subscribe for or purchase any security, then in each such case the Warrant Price shall be determined by multiplying the Warrant Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the Daily Market Price of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Daily Market Price of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive if made in good faith; provided, however, that in the event of a distribution or series of related distributions exceeding 10% of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of Directors of the Company, and in either case shall be described in a statement provided to Warrant holders) of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date mentioned above. In the event such distribution is not made, the Warrant Price shall again be adjusted to the number that was in effect immediately prior to such record date.

                  (d) No adjustment in the number of shares or securities purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares or securities then purchasable upon the exercise of the Warrants, provided, however, that any adjustment which by reason of this subsection 8.1(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments.

                  (e) The Company may, at its option, at any time during the term of the Warrant, reduce the then current Warrant Price to any amount, consistent with applicable law, deemed appropriate by the Board of Directors of the Company.

                  (f) Whenever the number of shares or securities purchasable upon the exercise of the Warrants is adjusted, as herein provided, the Warrant Price for shares payable upon exercise of the Warrants shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so purchasable immediately thereafter.

                  (g) Whenever the number of shares or securities purchasable upon the exercise of the Warrants and/or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of shares or securities purchasable upon the exercise of the Warrants after such adjustment, the Warrant Price as adjusted, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  (h) For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the voting Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock or securities resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a registered holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 8.

         8.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions shall be made during the term of the Warrants or upon the exercise of the Warrants.

         8.3 NO ADJUSTMENT IN CERTAIN CASES. No adjustments are required to be made pursuant to Section 8 hereof in connection with the issuance of shares of Common Stock or the Warrants (or the underlying shares of Common Stock) in the transactions contemplated by this Agreement or the Split-Up (as defined in the Loan Agreement).

         8.4 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement with the registered holders of the Warrants providing such holders with the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection
8.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         8.5 PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Warrant Price.

         8.6 INDEPENDENT PUBLIC ACCOUNTANTS. The Company may but shall not be required to retain a firm of independent public accountants of recognized regional or national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 8 and the Company shall cause to be promptly mailed to each registered holder of a Warrant by first class mail, postage prepaid, a copy of such certificate.

         8.7 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         8.8 NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDERS OF WARRANTS. If, at any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur:

                  (a) any action that would require an adjustment pursuant to subsection 8.1 or 8.4 hereof; or

                  (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Company must give notice in writing of such event to the registered holders of the Warrants, as provided in Section 14 hereof, at least 20 days, to the extent practicable, prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice must specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein will not affect the validity of any action taken with respect thereto.

         Section 9. FRACTIONAL INTERESTS. The Company is not required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable on the exercise of a Warrant (or specified portion thereof), the Company will in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" means (i) if the Common Stock is listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and is not listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board or in the "pink sheets" published by National Quotation Bureau, Incorporated.

         Section 10.       REDEMPTION.

         (a) The then outstanding Warrants may be redeemed, at the option of the Company, at $.10 per share of Common Stock purchasable upon exercise of such Warrants, at any time after the average Daily Market Price per share of the Common Stock for a period of at least 20 consecutive trading days ending not more than fifteen (15) days prior to the date of the notice given pursuant to
Section 10(b) hereof has equaled or exceeded [INSERT REDEMPTION AMOUNT], and prior to expiration of the Warrants. The Daily Market Price of the Common Stock will be determined by the Company in the manner set forth in Section 10(e) as of the end of each trading day (or, if no trading in the Common Stock occurred on such day, as of the end of the immediately preceding trading day in which trading occurred). All outstanding Warrants must be redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 1:30 p.m. (Phoenix, Arizona time) on the date fixed for redemption. Trading day means a day in which trading of securities occurred on the Nasdaq National Market.

         (b) The Company may exercise its right to redeem the Warrants only by giving the notice set forth in the following sentence. If the Company exercises its right to redeem, it shall give notice to the registered holders of the outstanding Warrants by mailing to such registered holders a notice of redemption, first class, postage prepaid, at their addresses as they shall appear on the records of the Company. Any notice mailed in the manner provided herein will be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

         (c) The notice of redemption must specify the redemption price, the date fixed for redemption (which must be at least 30 days after the date such notice is mailed), the place where the Warrant certificates must be delivered and the redemption price paid, and that the right to exercise the Warrant will terminate at 1:30 P.M. (Phoenix, Arizona time) on the date fixed for redemption.

         (d) Appropriate adjustment shall be made to the redemption price and to the minimum Daily Market Price prerequisite to redemption set forth in Section 10(a) hereof, in each case on the same basis as provided in Section 8 hereof with respect to adjustment of the Warrant Price.

         (e) For purposes of this Agreement, the term "Daily Market Price" means
(i) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the daily per share closing price of the Common Stock as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed on the trading day in question, as the case may be, whichever is the higher, or
(ii) if the Common Stock is traded in the over-the-counter market and not quoted on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as quoted on the OTC Bulletin Board or reported in the "pink sheets" published by National Quotation Bureau, Incorporated.

         (f) On the redemption date, each Warrant will be automatically converted into the right to receive the redemption price and the Company will no longer honor any purported exercise of a Warrant. On or before the redemption date, the Company will deposit sufficient funds for the purpose of redeeming all of the outstanding unexercised Warrants in an interest-bearing, segregated account for payment to holders of Warrants upon surrender of Warrant Certificates in exchange for the redemption price therefor. Funds remaining in such account on the date three years from the redemption date will be returned to the Company.

         Section 11. RIGHTS AS WARRANTHOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof, as such, any of the rights of stockholders of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         Section 12.       RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

         (a) Each holder of a Warrant agrees that prior to making any disposition or transfer of the Warrants or shares issuable upon exercise of the Warrants ("Shares"), unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect with regard thereto and the disposition may be effected in accordance therewith and with applicable state securities laws, the holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition or transfer is to be made; and no such disposition shall be made except pursuant to an exemption from the registration requirements of all applicable federal and state securities laws.

         (b) Each certificate evidencing the Warrants shall bear a legend in substantially the following form, and each certificate evidencing Shares issuable upon exercise of the Warrants shall bear such a legend until such time as such Shares have been sold pursuant to a registration statement contemplated in subsection (c) or (d) below or unless, in the opinion of legal counsel to the Company, such legend is not required in order to establish compliance with any provisions of applicable security laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 12 OF THE WARRANT AGREEMENT DATED AS OF FEBRUARY 12, 1998, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

         (c) Subject to the next sentence below, beginning on the date that the Warrants are exercised, if the Company proposes to file with the Commission a registration statement with respect to equity securities of the Company (other than as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Securities Act or for which a Form S-4 Registration Statement could be used), it shall, at least 30 days prior to such filing, give written notice of such proposed filing to the holders of Warrants and Shares which bear a legend as contemplated in Section 12(b) above and which shall not have previously been included in a registration statement filed under this Section 12(c) or Section 12(d), at their respective addresses as they appear on the records of the Company or the Company, and shall offer to include and shall include, subject to the provisions of this Section 12(c), in such filing any proposed disposition of such Shares upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to the holders of such Shares requested to be included in such filing as shall be reasonably necessary to be included in such Registration Statement. Notwithstanding the above, after such time as the holders shall have been given two opportunities to include their Shares in a Registration Statement of the Company pursuant to the immediately preceding sentence, and all securities of holders who shall have requested such inclusion in accordance herewith and who have not withdrawn such request prior to the filing of such Registration Statement have been included in such a Registration Statement which shall have become effective and such securities shall have been effectively registered under the Securities Act, the Company will have no further obligation to such holders under this Section 12(c) and the Shares of such holders that have not been included previously in a Registration Statement under this Section 12(c) will have no further registration rights under Section 12(c) of this Agreement. In the event that (i) the managing underwriter for any such offering advises the Company in writing that the inclusion of such Shares in the offering would be detrimental to the offering or
(ii) in the event that there is no managing underwriter, if, in the good faith judgment of the Board of Directors of the Company, inclusion of the Shares in the registration would be seriously detrimental to the Company, then, such Shares shall not be included in the Registration Statement, provided that no other shares of the Company's Common Stock are included in the registration pursuant to any other piggyback registration rights granted to others. In the event that Shares requested to be included in an offering are not included in accordance with the immediately preceding sentence, any notice given to holders of Warrants and Shares hereunder with respect to such offering shall not be counted against the limitation provided for in the second sentence of this
Section 12(c).

         (d) In addition to any Registration Statement pursuant to Section 12(c) hereof, after written notice upon exercise (the "Request") by the holders of at least 50% of the shares of Common Stock which have been (or may be) issued upon exercise of the Warrants, the Company will, as promptly as practicable (but in any event within 60 days), prepare and file at its own expense a Registration Statement with the Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the shares of Common Stock underlying the Warrants, and will use reasonable efforts at its own expense through its officers, directors, auditors and counsel, in all ways necessary or advisable, to cause such Registration Statement to become effective as quickly as practicable and to maintain such effectiveness so as to permit resale of the shares of Common Stock covered by the Request until the earlier of the time that all such shares of Common Stock has been sold or the expiration of 120 days from the effective date of the Registration Statement; provided, however, that the Company shall only be obligated to file one such Registration Statement under this Section 12(d). The Company shall not be required to effect a registration pursuant to this Section 12(d) if the Company shall furnish to holders requesting a registration statement pursuant to this Section 12(d), a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

         (e) All fees, disbursements, and out-of-pocket expenses incurred in connection with the filing of any Registration Statement under Section 12(c) hereof and in complying with applicable securities and Blue Sky laws shall be borne by the Company, provided, however, that any expenses of the holders of the Warrants or the Shares, including but not limited to attorneys' fees and discounts and commissions, shall be borne by such holders. The Company at its expense will supply the holders of the Shares included in a Registration Statement with copies of such

Registration Statement and the prospectus or offering circular included therein in such quantities as may be reasonably requested by such holders.

         (f) Each holder of Shares to be included in a Registration Statement pursuant to this Section 12 agrees to reasonably cooperate with the Company and to provide the Company on its request with all information concerning such holder and his Warrants and Shares that may reasonably be requested by the Company in order for the Company to perform its obligations under this Section 12.

         (g) The registration rights provided pursuant to Section 12(c) and
Section 12(d) above are subject to certain registration rights granted to SunAmerica Life Insurance Company and its assignees pursuant to that certain Amended and Restated Registration Rights Agreement entered into as of June 21, 1996 between the Company and SunAmerica Life Insurance Company. Specifically, the Amended and Restated Registration Rights Agreement entered into as of June 21, 1996 provides that the holders of registrable securities under that agreement shall have the right to have included in any piggyback registration by the Company any registrable securities requested by them to be so included in such piggyback registration prior to the inclusion of any securities requested to be registered by any third parties entitled to any other registration rights, including the registration rights granted hereunder.

         Section 13.       INDEMNIFICATION.

         (a) In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 12 above, the Company agrees to indemnify and hold harmless the holders of such Shares (for purposes of this Section 13, references to any holder of Shares shall refer only to such holders who have agreed to be bound by this Section 13), and each person who controls such holders within the meaning of the Securities Act and such holders' officers, directors, managers, members, partners, and principle equity holders (collectively, "Indemnitees") against all losses, claims, damages, expenses and liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees and expenses), to which such Indemnitees may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expenses, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any such holder specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 13(a) with respect to any preliminary prospectus shall not inure to the benefit of any holder of Warrants or Shares from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Warrants or Shares, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Securities Act and the rules and regulations thereunder, unless such failure is the result of non-compliance by the

Company with the last sentence of Section 12(f) hereof. This indemnity will be in addition to any liability which the Company may otherwise have.

         (b) Each holder of a Warrant and each holder of a Share agrees that he will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Securities Act in respect of the Registration Statement, each officer of the Company, and each person who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such holder specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the holder may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13, notify the indemnifying party of the commencement thereof. No indemnification provided for in this Section 13 shall be available to any party who shall fail to give the notice to the extent the party to whom such notice was not given was materially prejudiced by the failure to give the notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party or parties from any liability which it may have to any indemnified party for contribution otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section
13. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

         Section 14. NOTICES. Notices or demands authorized by this Agreement to be given or made by the holder of any Warrant certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail, addressed as follows (and shall be deemed given upon receipt):

                           ________________________________
                           ________________________________
                           ________________________________
                           Phoenix, Arizona _______________
                           Attn:    _______________________

                           With a copy to:

                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, Arizona 85004-0001
                           Attn:    Timothy W. Moser, Esq.

Notices or demands authorized by this Agreement to be given or made by the Company to the holder of any Warrant certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown in the Warrant Register.

         Section 15. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Company and the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided, however, that without the consent of each holder of a Warrant, there can be no increase of the Warrant Price or reduction of the exercise period for such holder's Warrants.

         Section 16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the registered holders of the Warrants will bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 17. GOVERNING LAW. This Agreement will be deemed to be a contract made under the laws of the State of California and for all purposes will be construed in accordance with the laws of said State.

         Section 18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement will be construed to give to any person or corporation other than the Company and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of the Company and the registered holders of the Warrants.

         Section 19. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

         Section 20. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.


                   (BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.


                               By:__________________________________
                               Name:_______________________________
                               Title:________________________________


29,900 Warrants                ARBCO ASSOCIATES, L.P.

                               By: KAIM Non-Traditional, L.P.
                               Its: General Partner

                               By: Kayne Anderson Investment Management, Inc.
                               Its: General Partner

                               By:_________________________________
                               Title:________________________________

                                        Address for notices:
                                        1800 Avenue of the Stars, Suite 200
                                        Los Angeles, CA 90067

                                        Attn: _________________________
                                        Telephone:        (310) 284-6483
                                        Telecopy :        (310) 284-6444


27,600 Warrants                KAYNE ANDERSON NON-TRADITIONAL
                               INVESTMENTS, L.P.

                               By: Kayne Anderson Non-Traditional, L.P.
                               Its: General Partner

                               By: Kayne Anderson Investment Management, Inc.
                               Its: General Partner

                               By:__________________________________
                               Name:_______________________________
                               Title:________________________________

                                        Address for notices:
                                        1800 Avenue of the Stars, Suite 200
                                        Los Angeles, CA 90067

                                        Attn: ___________________________
                                        Telephone:        (310) 284-6438
                                        Telecopy:         (310) 284-6444

27,600 Warrants                OFFENSE GROUP ASSOCIATES, L.P.

                               By: Kayne Anderson Non-Traditional, L.P.
                               Its: General Partner

                               By: Kayne Anderson Investment Management, Inc.
                               Its: General Partner

                               By:_________________________________
                               Name:______________________________
                               Title:________________________________

                                        Address for notices:
                                        1800 Avenue of the Stars, Suite 200
                                        Los Angeles, CA 90067

                                        Attn: __________________________
                                        Telephone:        (310) 284-6483
                                        Telecopy :        (310) 284-6444



13,800 Warrants                OPPORTUNITY ASSOCIATES, LIMITED PARTNER-
                               SHIP

                               By: Kayne Anderson Non-Traditional, L.P.
                               Its: General Partner

                               By: Kayne Anderson Investment Management, Inc.
                               Its: General Partner

                               By:_____________________________
                               Name:__________________________
                               Title:____________________________

                                        Address for notices:
                                        1800 Avenue of the Stars, Suite 200
                                        Los Angeles, CA 90067

                                        Attn:    ______________________
                                        Telephone:        (310) 284-6438
                                        Telecopy:         (310) 284-6444

16,100 Warrants               NORTH POINTE FINANCIAL SERVICES, INC.

                              By: ________________________________
                              Name:______________________________
                              Title: _______________________________

                                       Address for notices:
                                       1800 Avenue of the Stars, Suite 200
                                       Los Angeles, CA 90067

                                       Attn: _________________________
                                       Telephone:        (310) 284-6438
                                       Telecopy:         (310) 284-6444

Warrant No.  ____

               WARRANT TO PURCHASE ________ SHARES OF COMMON STOCK

                              VOID AFTER 1:30 P.M.,
       PHOENIX, ARIZONA TIME, ON [INSERT 3RD ANNIVERSARY OF WARRANT DATE]
                       OR SUCH LATER DATE SET FORTH HEREIN

                        ____________________ CORPORATION

         This certifies that, for value received ________________________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from _________________CORPORATION, a Delaware corporation (the "Company"), at any time after [INSERT WARRANT DATE], and before the later of (i) 1:30 p.m., Phoenix, Arizona time, on [INSERT 3RD ANNIVERSARY OF WARRANT DATE] or (ii) such time as the Company has repaid in full its Notes issued pursuant to that certain Loan Agreement dated as of July 20, 1998 between the Company and each of the Lenders named therein, at the purchase price per share of [INSERT WARRANT PRICE] (the "Warrant Price"), the number of shares of Common Stock, par value $0.001 per share, of the Company set forth above (the "Shares"). The number of shares of Common Stock purchasable upon exercise of the Warrant evidenced hereby and the Warrant Price is subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         This Warrant may be redeemed, at the option of the Company and as more specifically provided in the Warrant Agreement, at $.10 per share of Common Stock purchasable upon exercise hereof, at any time after the average Daily Market Price (as defined in Section 10 of the Warrant Agreement) per share of the Common Stock for a period of at least twenty (20) consecutive trading days ending not more than fifteen days prior to the date of the notice given pursuant to Section 10(b) thereof has equaled or exceeded [INSERT REDEMPTION PRICE], and prior to expiration of this Warrant. The Holder's right to exercise this Warrant terminates at 1:30 p.m. (Phoenix, Arizona time) on the date fixed for redemption in the notice of redemption delivered by the Company in accordance with the Warrant Agreement.

         The Warrants evidenced hereby may be exercised during the period referred to above, in whole or in part, by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and guaranteed and simultaneous payment of the Warrant Price (as defined in the Warrant Agreement and subject to adjustment as provided therein) at the principal office of the Company. Payment of such price may be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

         The Warrants evidenced hereby are part of a duly authorized issue of Warrants and are issued under and in accordance with the Warrant Agreement dated as of [INSERT WARRANT DATE] between the Company and the Lenders party thereto, and are subject to the terms and provisions contained in such Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part hereof and is hereby referred to for a description of the rights, limitations, duties and indemnities thereunder of the Company and the Holder of the Warrants, and to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

         Upon any partial exercise of the Warrants evidenced hereby, there will be issued to the Holder a new Warrant certificate in respect of the Shares evidenced hereby that have not been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company will pay the cash value of any fraction upon the exercise of one or more Warrants, as provided in the Warrant Agreement.

         The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant is subject to adjustment as provided in Section 8 of the Warrant Agreement. The Warrant Agreement may be amended by the Company and the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided that without the consent of each holder of a Warrant certain specified changes cannot be made to such holder's Warrants.

         Neither the Warrants nor the shares of Common Stock underlying the Warrants may be sold, assigned, or otherwise transferred except in accordance with the provisions of the Warrant Agreement.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until any transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes. Notices and demands to be given to the Company must be given by certified or registered mail at the addresses provided in the Warrant Agreement.

         All terms used in the Warrant Certificate that are defined in the Warrant Agreement shall have the respective meanings ascribed to such terms in the Warrant Agreement.

Dated:_______________________________

                                             By:_______________________________

                         ___________________ CORPORATION
                                  PURCHASE FORM

                                Mailing Address:
                          ____________________________
                          ____________________________
                          ____________________________

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____________Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:
________________________________________________________________________________
________________________________________________________________________________
(Please Print or Type Name, Address and Social Security Number)

and that such certificates be delivered to ____________________________________ whose address is _______________________________________________________________
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.

                                        Dated:__________________________________

Name of Holder or Assignee:

________________________________________________________________________________
(Please Print)

Address:________________________________________________________________________

________________________________________________________________________________

Signature:

NOTE: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)

________________________________________________________________________________

______________ Warrants, hereby irrevocably constituting and appointing _______ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:_______________________

                                             ___________________________________
                                             Signature of Registered Holder

                                    Note:    The signature on this assignment
                                             must correspond with the name as it
                                             appears upon the face of the within
                                             Warrant certificate in every
                                             particular, without alteration or
                                             enlargement or any change whatever.

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                SCHEDULE 2.05(a)

                        WIRE INSTRUCTIONS FOR EACH LENDER

         LENDER                        WIRING INSTRUCTIONS

ARBCO Associates, LP                   Citibank, NA/Bear Stearns
                                       20 Exchange Place
                                       New York, NY  10005
                                       ABA No.:          021000089
                                       A/C No.:          0925-3186
                                       FBO:     ARBCO Associates, LP
                                       A/C No.:          103-01744

Kayne Anderson Non-Traditional         Citibank, NA/Bear Stearns
Investments, LP                        20 Exchange Place
                                       New York, NY  10005
                                       ABA No.:          021000089
                                       A/C No.:          0925-3186
                                       FBO:     Kayne Anderson Non-Traditional
                                                Investments, LP
                                       A/C No.:          103-02960

North Pointe Financial Services, Inc.  Michigan National Bank
                                       ABA No.:          0720-0080-5
                                       FBO: North Pointe Financial
                                            Services, Inc.
                                       A/C No.:          1572033909

Offense Group Associates               Citibank, NA/Bear Stearns
                                       20 Exchange Place
                                       New York, NY  10005
                                       ABA No.:          021000089
                                       A/C No.:          0925-3186
                                       FBO:     Offense Group Associates
                                       A/C No.:          103-02954

Opportunity Associates, LP             Citibank, NA/Bear Stearns
                                       20 Exchange Place
                                       New York, NY  10005
                                       ABA No.:          021000089
                                       A/C No.:          0925-3186
                                       FBO:     Opportunity Associates, LP
                                       A/C No.:          103-02970

                                  SCHEDULE 4.04

                             OUTSTANDING OBLIGATIONS

                                      None.


                                       45